                                                                   EXHIBIT 10.13

                FORM OF AMENDED AND RESTATED SEVERANCE AGREEMENT

         THIS AGREEMENT is made as of this 21st day of November, 1995, between FRANKLIN BANK, NATIONAL ASSOCIATION, ("Franklin") and __________________________ (the "Director").

                                    RECITALS

         Franklin and the Director, a non-employee member of the Board of Directors, entered into that certain Severance Agreement dated October 6, 1993, pursuant to which the Director was provided with certain severance compensation in the event of a change in control of Franklin. Effective November 23, 1995, the Board of Directors approved various modifications to the original Severance Agreement. In recognition of the Director's continued loyalty to Franklin, the benefits that have derived to Franklin from the Director's service as a director on behalf of Franklin and in recognition of the tremendous benefits to shareholders of the Director continuing as a director, and possibly continuing during any transition period involving a change in control, the Board of Directors has determined to amend and restate that certain Severance Agreement in accordance with the terms set forth herein (as amended and restated referred to as the "Agreement").

         Franklin's Board of Directors recognizes that in the current bank consolidation environment, the possibility of a change in control may exist with respect to Franklin as with any other publicly held corporation, bank or financial institution, and that the uncertainty posed by such a possibility may prove distracting to the Director to the detriment of Franklin, its affiliates and its shareholders.

         Franklin's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of the Director to Director's service as a director without distraction in the potentially disturbing circumstances arising from the possibility of a change in control of Franklin. Franklin, is, therefore, willing, in order to provide the Director with a measure of security with respect to Director's service with Franklin in the event of a change of control of Franklin, to provide the severance compensation set forth in detail below, so that the Director Will be in a position to act with respect to a possible change in control of Franklin in the best interests of Franklin and its shareholders, without concern as to the Director's own financial security, and in order to create a non-disruptive and successful transition in the event of a change in Control.

         This Agreement sets forth the severance compensation which Franklin agrees it will pay to the Director solely if the Director's service with Franklin terminates under one of the circumstances described herein effective upon or within three (3) years following a change in control of Franklin. Except where expressly provided, this Agreement is not intended to modify and shall not modify the terms of the Director's service with Franklin under any other circumstances. The Agreement simply provides the Director with certain severance benefits upon the occurrence of certain events of termination following a change in control of Franklin.

         Accordingly, in order to induce the Director to remain in the service of Franklin prior to and following a change in control of Franklin, and in consideration of the promises and the respective covenants and agreements of the parties herein contained, the parties agree as follows:

         1.       TERM.
                  ----

         This Agreement will begin on the date entered above (the "Commencement Date") and will continue in effect through the third anniversary of the Commencement Date. However, on the first anniversary of the Commencement Date, and on each such anniversary date thereafter, the term of this Agreement will be extended automatically for one (1) additional year (resulting in a continual three (3) year term), unless, not later



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than six (6) months prior to such anniversary date, Franklin gives written notice to the Director that it has elected not to extend this Agreement (in which event the one (1) additional year will not be added to the term so that the term will be for two (2) years from the anniversary of the year in which such notice has been provided). Notwithstanding the above, if a Change in Control as defined below occurs during the term of this Agreement, this Agreement will continue in effect for at least thirty six (36) months beyond the end of the month in which any Change in Control occurs.

         2.       CHANGE IN CONTROL.
                  -----------------

         For purposes of this Agreement, a Change in Control of Franklin shall be deemed to have occurred upon the occurrence of any of the events described in Subsections (i), (ii), (iii), (iv), (v) and (vi) below, whether occurring prior to, subsequent to or simultaneous to each other. Each event (including each occurrence of an event within (i), (ii), (iii), (iv), (v) or (vi)) constitutes a separate Change in Control for purposes of this Agreement.

         (i) any person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary under an employee benefit plan established or maintained by Franklin, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Franklin representing more than 10% of the combined voting power of Franklin's then outstanding securities; provided, however, that such acquisition of more than 10% of the combined voting power of Franklin's outstanding securities will not constitute a Change in Control under this Subsection (i) if the excess is acquired in violation of law and the acquiror by court order, settlement or otherwise disposes or is required to dispose of all securities acquired in violation of law; or

         (ii) upon the first purchase of Franklin's Common stock pursuant to a tender or exchange offer which results in the sale of more than 10% of the combined voting power of Franklin's then outstanding securities (other than a tender or exchange offer initiated by Franklin or a trustee or other fiduciary under an employee benefit plan established or maintained by Franklin); or

         (iii) upon (A) a merger or consolidation of Franklin with or into another institution, other than a merger or consolidation, which would result in the voting securities of Franklin outstanding immediately prior thereto continuing to represent (either by remaining or by being converted into voting securities of the surviving entity) at least 90% of the combined voting power of the voting securities of Franklin or such surviving entity outstanding immediately after such merger or consolidation); or (8) a sale, exchange, lease, mortgage pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Franklin which shall include, without limitation, the sale of assets or earning power aggregating more than 50% of the assets or earning power of Franklin on a consolidated basis; or (C) any liquidation or dissolution of Franklin; or (D) any reorganization, reverse stock split, or recapitalization of Franklin which would result in a Change in Control; or

         (iv) if during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of Franklin (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof; provided, however, that any individual (other than a director designated by a person described in Subsection (i) above) whose election or nomination for the election as a member of the Board of Directors of Franklin by Franklin's stockholders was approved by a vote



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                  of at least two-thirds of the Continuing Directors then in office shall be deemed a Continuing Director; or

         (v) nomination of a non-management sponsored director(s) for election or appointment to the Board of Directors of Franklin; or

         (vi) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

         3.       TERMINATION FOLLOWING CHANGE IN CONTROL.
                  ---------------------------------------

         A. COMPENSATION UPON TERMINATION. If effective upon or within three (3) years following a Change in Control, the Director is no longer a director of Franklin, whether, among other reasons, because of failure to nominate or re-elect the Director or because of a termination of the Director's service as a director either by the Director or by the Board of Directors or by shareholders of Franklin or otherwise (except as a result of the Director's death, Disability (as defined in Subsection 3C below), removal for Cause (as defined in Subsection 3E below) or the director's resignation for other than Good Reason (as defined in Subsection 3F below>>, the Director shall receive the benefits provided in Section 4 below.

         B. DEATH. If a Change in Control occurs while the Director is a director of Franklin and within three (3) years following the Change in Control the Director dies, this Agreement shall terminate and Franklin shall pay to the Director's estate or beneficiary, as applicable, the Director's full salary, full Benefit Plans, as defined below in Subsection 3F(iii), full Securities Plans, as defined in Subsection 3F(iv), and full Incentive Plans, as defined in Subsection 3F(v), to the extent accrued, earned or vested, in effect at the time of death. The estate or beneficiary, as applicable, shall have all such additional rights as may be provided under any of such Plans to the estate or beneficiary or under separate insurance coverage. Any payment of salary or otherwise due under such Plans shall be paid no later than ten (10) days following the date of death.

         C. DISABILITY. If, a Change in Control occurs while the Director is a director of Franklin and within three (3) years following the Change in Control, the Director becomes incapacitated due to physical or mental illness, and the Director shall have been absent from twelve (12) consecutive Board of Directors' meetings and if within thirty (30) days after written Notice of Termination as defined in Section 3G below is thereafter given by Franklin, the Director shall not have attended the next meeting of the Board of Directors, Franklin may terminate this Agreement for "Disability" and shall pay the Director the Director's full salary, full Benefit Plans, as defined below in Subsection 3 F(iii), full Securities Plans, as defined below in Subsection 3F(iv), and full Incentive Plans as defined below in Subsection 3F(v), to the extent accrued, earned or vested, from the commencement of the Disability period through the Date of Termination as defined in Subsection 3H below at the rate in effect at the time of the commencement of the disability period. In addition, the disabled Director shall have such additional rights under any of such Plans as are provided to a disabled Director under such Plans or under separate insurance coverage. Any payment of salary or otherwise due under such Plans shall be paid no later than ten (10) days following the Date of Termination.

         D. TERMINATION BY DIRECTOR WITHOUT GOOD REASON. If a Change in Control occurs while the Director is a director of Franklin and within three (3) years following the Change in Control, the Director resigns the Director's service as a director without Good Reason, as defined in 3F, the Director shall provide Franklin with Notice of Termination and Franklin shall pay the Director the Director's full salary, full benefit plans, as defined below in Subsection 3F(iii), full Securities Plans, as defined in Subsection 3F(iv), and full Incentive Plans, as defined below in Subsection 3F(v), to the extent accrued, earned or vested, through the Date



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of Termination as defined in Subsection 3H below at the rate in effect at the time Notice of Termination is given. In addition, the Director shall have such additional rights under any of such Plans as are provided to Director under such Plans. Any payment of salary or otherwise due under such Plans shall be paid no later than ten (10) days following the Date of Termination.

         E. TERMINATION FOR CAUSE. If a Change in Control occurs while the Director is a director of Franklin and within three (3) years following the Change in Control, the Director is removed by shareholders for Cause as defined below at a properly called meeting of shareholders which is called for the purpose of removing the Director for "Cause," Franklin shall provide the Director with Notice of Termination and shall pay the Director the Director's full salary, full Benefit Plans, as defined below in Subsection 3F(iii), full Securities Plans as defined in Subsection 3F(iv), and full Incentive Plans as defined below in Subsection 3F(v), to the extent accrued or earned or vested, from the commencement of the actions giving rise to the conviction through the Date of Termination as defined in Section 3H below at the rate in effect at the time Notice of Termination is given. In addition, the Director shall have such additional rights under any of the Plans as are provided under such Plans. Any payment of salary or otherwise due under such Plans shall be paid no later than ten (10) days following the Date of Termination. For purposes of this Agreement, shareholders shall have "Cause" to remove a Director only on the basis of conviction of the Director of a felony or any crime involving embezzlement, fraud or misrepresentation. Notwithstanding the foregoing, the Director shall not be deemed to have been removed for Cause unless and until there shall have been delivered to the Director a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of Franklin's Board of Directors at a regular or special meeting of the Board held for the purpose (after reasonable notice to the Director and an opportunity for the Director, together with the Director's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Director was guilty of the conduct resulting in the conviction and specifying the particulars thereof in detail.

         F. TERMINATION BY DIRECTOR FOR GOOD REASON. The Director may resign as a director for Good Reason. For purposes of this Agreement "Good Reason" shall mean, without Director's express written consent, any of the following:

         (i) the assignment to the Director by Franklin of duties materially different than those which existed immediately prior to a Change in Control of Franklin, or any removal of the Director from any committees he served on immediately prior to the Change in Control, or failure to nominate the Director as a Director, or the failure to re-elect the Director to any of the committees he was a member of immediately prior to the Change in Control;

         (ii) a reduction by Franklin in the Director's compensation as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement;

         (iii) any failure by Franklin to continue in effect for such Director any benefit plan or arrangement or perquisite (including, without limitation, payment of club dues, providing an automobile or automobile allowance, payment of all business expenses of operation of the automobile, Franklin's group life insurance plan and medical, dental, accident and disability plans) in which the Director is participating as of the day prior to the Change in Control of Franklin (or any other plans providing the Director with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the. taking of any action by Franklin which would adversely affect the Director's participation in or materially reduce the Director's benefits under any such Benefit Plan or deprive the Director of any material fringe benefit enjoyed by the Director as of the day prior to the Change in Control of Franklin;





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




         (iv) any failure by Franklin to grant Director an amount of stock options designed to produce a value to Director substantially consistent with the average value of stock options received by officers of Franklin for the three years immediately prior to the Date of Termination and any failure by Franklin to continue in effect any plan or arrangement to receive securities of Franklin (including, without limitation, any plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Director is participating as of the day prior to the Change in Control of Franklin (or plans or arrangements providing Director with substantially similar benefits) hereinafter referred to as "Securities Plans") or the taking of any action by Franklin which would adversely affect the Director's participation in or materially reduce the Director's benefits under any such Securities Plan;

         (v) any failure by Franklin to continue in effect any incentive plan or arrangement in which the Director is participating as of the day prior to the Change in Control of Franklin (or any other plans or arrangements providing the Director with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by Franklin which would adversely affect the Director's participation in any such Incentive Plan or reduce the Director's benefits under any such Incentive Plan;

         (vi) a relocation of Franklin's principal executive offices outside of Oakland County, Michigan or the relocation of the meeting place of Directors to any place outside of Oakland County, Michigan;

         (vii) any material breach by Franklin of any provision of this Agreement;

         (viii) any failure by Franklin to obtain the assumption of this Agreement by a successor or assignee of Franklin; or

         (ix) any purported termination of (a) this Agreement because of the Disability of the Director or (b) the Director by the Board of Directors or shareholders of Franklin, including a failure to nominate or re-elect Director, which is not effected pursuant to a Notice of Termination satisfying the requirements of
                  Section 3H; for purposes of this Agreement, no such purported termination shall be effective.

         Director's right to terminate the Director's service as a director pursuant to this Subsection F shall not be affected by Director's incapacity due to physical or mental illness. Director's continued service shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

         G. NOTICE OF TERMINATION. Except with respect to the Director's death, any termination by Director or failure to nominate or re-elect Director or termination of Director or termination of this Agreement because of the Disability of the Director shall be communicated by a written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination.

         H. DATE OF TERMINATION. "Date of Termination" shall mean (a) if the Agreement is terminated because of Director's Disability, thirty (30) days after Notice of Termination is given (provided that Director shall not have attended the next Board Meeting during such thirty (30) day period) and (b) if Director's service as director is terminated for any reason other than death or Disability, thirty (30) days after Notice of Termination is given.

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         4.       SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT.
                  -----------------------------------------------------

         If effective upon or within three (3) years following a Change in Control, the Director is no longer a director of Franklin, whether, among other reasons, because of a failure to nominate or re-elect the Director or because of a termination of the Director's service as a director either by the Director or by the Board of Directors or by shareholders of Franklin or otherwise (except as a result of the Director's death, Disability (as defined in Subsection 3C above), removal for Cause (as defined in Subsection 3E above) or the Director's resignation for other than Good Reason (as defined in Subsection 3F above)), then the Director shall receive the benefits provided below:

                  (1) Franklin shall pay the Director the Director's full compensation, full Benefit Plans, full Securities Plans, and full Incentive Plans through the Date of Termination, to the extent accrued, earned or vested, at the highest rate or amount in effect prior to the Date of Termination; and

                  (2) In lieu of any further compensation to Director for periods subsequent to the Date of Termination, Franklin shall pay as severance pay to Director a lump sum severance payment equal to $15,000 per year of service as a Director of Franklin for each full year and a pro rata amount for any fractional year. In addition, Franklin shall pay as severance to Director an amount which after applying the provisions of Section 4999 of the Code, as amended (or as replaced by any other Code Section) ("Section 4999") would provide Director with the same approximate aggregate cash under Section 4 of the Agreement that Director would have received under
                           Section 4 of the Agreement but for the application of
                           Section 4999; and

                  (3) In addition, in lieu of exercising or retaining the Director's right to exercise any outstanding stock options then held by Director, Director may elect to surrender to Franklin the Director's rights in such outstanding stock options (whether or not then exercisable) then held by Director, and, upon such surrender, Franklin shall pay to Director an amount in cash per share equal to the aggregate of the difference between (a) the option exercise prices of the shares subject to such surrendered options and the greater of (i) the average price per share paid in connection with the acquisition of shares in connection with a Change in Control if such shares were acquired by the payment of cash or the then fair market value per option share or the consideration paid for such shares if such shares were acquired for consideration other than cash, (ii) the price per share paid in connection with any tender offer for shares of Franklin Common Stock leading to a Change in Control, or (iii) the mean between the high and low selling prices of such stock on the NASDAQ National Market on the Date of Termination. Notwithstanding the requirement that Franklin pay Director at the time or times set forth below, if applicable, the payment shall pursuant to this Subsection (3) be delayed so that it is paid promptly in a manner which is in compliance with Section 16(b) of the Exchange Act; and

                  (4) In addition, Franklin shall maintain in full force and effect, for the continued benefit of the Director for 3 years; all Benefit Plans in which the Director was entitled to participate during the 3 years prior to the Date of Termination, provided that the Director's continued participation is possible under the general terms and provisions of such Benefit Plans. In the event that the Director's participation in any Benefit Plan is barred, Franklin shall arrange to provide the Director with benefits substantially similar to those which the

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                           Director would otherwise have been entitled to
                           receive under such Benefit Plan from which the Director's continued participation is barred; and

                  (5) The payments provided for in Subsections (2) and (3) above shall initially be paid by Franklin to the Trust referenced in Section 5 below within five (5) days following a "Potential Change of Control". A Potential Change of Control means: (i) Franklin entering into or the Board of Directors authorizing an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) adoption by the Board of Directors of Franklin of a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred. The initial payment shall be an-estimate of the payments provided for in Subsections (2) and (3) above (the "Initial Payment") as determined by Franklin's independent accountants. The actual calculation of the payments provided for in Subsections (2) and (3) above (the "Actual Payment") shall be made no later than 5 days following the Date of Termination by the same independent accountants who made the calculation of the Initial Payment and such calculation shall be delivered during this five (5) day period to Franklin and to the Director. The Director may, by notice given to Franklin no later than eight (8) days following the Date of Termination, contest the calculation of the Actual Payment by the independent accountants and give notice to Franklin of the amount calculated by the Director. In such event, the Director may designate an independent certified public accountant (the "Designated Auditor") to review the calculations. The Designated Auditor and the independent accountants who prepared the calculation of the Actual Payment shall then select a third independent accountant and the three accountants shall determine the Actual Payment no later than twenty-one (21) days following the Date of Termination. If the three groups of accountants cannot come to an agreement, the Actual Payment will be the average of the calculation of each of the three groups of accountants.

                           The Actual Payment (less tile Initial Payment paid to the Trust (the "Final Payment") shall be paid by Franklin to the Director no later than ten (10) days following the Date of Termination, unless the Director has contested the calculation of the Actual Payment as provided above, in which case, the Final Payment shall be paid by Franklin to the Director no later than twenty-eight (28) days following the Date of Termination. If Franklin does not timely pay the Director, for every day it is late in payment to the Director, and/or if Franklin causes the Trust not to pay the Director (whether through litigation or other means), for every day that the payment is late, Franklin shall pay to the Director an additional five (5.0%) percent of the Actual Payment (not including the 5.0% late charges). In the event that the amount of the Initial Payment exceeds the Actual Payment determined to have been due, the Director shall return the excess to Franklin and such excess shall constitute a loan by Franklin to the Director on the fifth day after demand by Franklin (together with interest at the rate provided in Section 1274
                           (b)(2)(B) of the Code); and

                  (6) Franklin also shall pay to Director all legal fees and expenses incurred by Director as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination) or in seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, the expenses of any tax counsel and independent accountants employed or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made within 5 days after Director's request for payment accompanied with such evidence of fees and expenses incurred as Franklin reasonably may require.

         5.       ESTABLISHMENT OF TRUST.
                  ----------------------

         Franklin shall promptly create a Trust for the benefit of Director. In the event of a Potential Change in Control, Franklin shall fund such Trust as provided in Section 4 above. Among other things, the Trust Agreement shall provide that the Trust shall not be revoked or the principal invaded without the written consent of Director. The Trust Agreement shall also provide that upon receipt by the Trust of notification by either the Board of Directors of Franklin or the Director of a Change in Control and of the termination of Director, as certified or attested to by (i) the Board of Directors, or (ii) by the Director and David F. Simon in his individual capacity or Read P. Dunn in his individual capacity, the Trustee shall pay the Initial Payment to the Director no later than the next business day following receipt of such notification.

         The Trustee shall be a national or state bank or a holding company thereof having a consolidated net worth of not less than $10,000,000, selected by Franklin. Nothing in this paragraph shall relieve Franklin of any of its obligations under this Agreement, except that actual disbursements from the Trust to the Director in satisfaction of payments under this Agreement, will be applied to reduce Franklin's obligations under this Agreement, to the extent of such disbursements. Any funds, including interest or investment earnings thereon, remaining in the Trust and designated for the Director shall revert and be paid to Franklin if (A) a court of competent jurisdiction determines that the circumstances giving rise to that particular funding of the Trust no longer exists; or (B) the Board of Directors of Franklin and the Director direct the Trustee to release the funds designated for the Director. A copy of the Trust Agreement is attached as Exhibit A to this Agreement.

         Notwithstanding any other provision of this Section 5 to the contrary, the Trust Agreement shall provide that Trustee's obligation to pay the Director the Initial Payment shall be suspended upon receipt of a notice of determination by the Office of the Comptroller of the Currency (the "OCC") that Franklin is in a troubled condition at the time payment would otherwise be due and owing and that the Severance Payments are prohibited under banking laws and regulations. The Trustee shall thereafter hold or release the Initial Payment as directed by the OCC.

         6.       NO OBLIGATION TO MITIGATE DAMAGES: NO EFFECT ON OTHER
                  -----------------------------------------------------
CONTRACTUAL RIGHTS.
------------------

         A. The Director shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or other service as a director, or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Director as the result of employment by another employer, service as a director of another corporation or otherwise, after the Date of Termination, by retirement benefits, by offset against any amount claimed to be owed by Director to Franklin (except as provided in Section 4(5) above), or otherwise.

         B. Except as provided herein, the provisions of this Agreement, and any payment provided for hereunder, shall not increase or reduce any amounts otherwise payable, or in any way increase or diminish the Director's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

         7.       SUCCESSOR TO FRANKLIN.
                  ---------------------

         A. Franklin will require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Franklin, by agreement in form and substance satisfactory to the Director, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Franklin would be required to perform it if no such succession or assignment had taken place. Any failure of Franklin to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Director to terminate the Director's employment for Good Reason. As used in this Agreement, "Franklin" shall include any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, or otherwise. If at any time during the term of this Agreement the Director serves as a director of any institution a majority of the voting securities of which is then owned by Franklin, "Franklin" as used in this Agreement shall in addition include such institution. In such event, Franklin agrees that it shall pay or shall cause such institution to pay any amounts owed to the Director pursuant to Section 4 hereof.

         B. This Agreement shall inure to the benefit of and be enforceable by the Director's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Director should die while any amounts are still payable to Director hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Director's devisee, legatee, or other designee or, if there be no such designee, to the Director's estate.

         8.       WITHHOLDING OF TAXES.
                  --------------------

         Franklin may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as required by law.

         9.       DUTY NOT TO DISCLOSE CONFIDENTIAL INFORMATION.
                  ---------------------------------------------

         The Director acknowledges that the Director's relationship with the Company is one of high trust and confidence, and that he has access to Confidential Information (as hereinafter defined) of Franklin. The Director shall not, directly or indirectly, communicate, deliver, exhibit or provide any Confidential Information to any person, Pound Sterlinginn, partnership, corporation, organization or entity, except as required in the normal course of the Director's duties. The duties contained in this paragraph shall be binding upon the Director during the time that he/she is employed by the Company and following the termination of such employment. Such duties will not apply to any such Confidential Information which is or becomes in the public domain through no action on the part of the Director, is generally disclosed to third parties by Franklin without restriction on such third parties, or is approved for release by written authorization of the Board of Directors of Franklin. The term "Confidential Information" shall mean any and all confidential, proprietary, or secret information relating to Franklin's business, services, customers, business operations, or activities and any and all trade secrets, products, methods of conducting business, information, skills, knowledge, ideas, know-how, or devices used in, developed by, or pertaining to Franklin's business and not generally known, in whole or in part, in any trade or industry in which Franklin is engaged.

         10.      ENTIRE AGREEMENT.
                  ----------------

         This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous oral and written communications and agreements with respect thereto. Specifically, this Agreement amends and restates in its entirety that certain Severance Agreement dated October 6, 1993 between the Director and Franklin.

         11.      NOTICE.
                  ------

         For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered to the party or when mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

         If To Franklin:       Attention: President, CEO, Secretary or Treasurer
                                          Franklin Bank, N.A.
                                          24725 West Twelve Mile Road Suite 210
                                          Southfield, Michigan 48034

         If To The Officer:
                                          -------------------------------------
                                          -------------------------------------
                                          -------------------------------------

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12.      MISCELLANEOUS.
                  -------------

         No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Director and Franklin. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. In the event of a conflict between any employment agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement shall be governed by and construed in accordance with the laws and regulations of Franklin's applicable regulatory agency. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. The obligations of Franklin under Sections 4 and 5 shall survive the expiration of the term of this Agreement.

         13.      VALIDITY.
                  --------

         The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect Moreover, to the extent that any provision of this Agreement is deemed invalid or unenforceable, such provision shall be interpreted and/or modified so as to be deemed valid and enforceable.

         14.      COUNTERPARTS.
                  ------------

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15.      LEGAL FEES AND EXPENSES.
                  -----------------------

         Franklin shall pay all legal fees and expenses which the Director may incur as a result of the breach of this Agreement by Franklin or as a result of Franklin or any shareholder of Franklin or any federal or state agency contesting the validity or enforceability of this Agreement or the Director's interpretation of or determinations under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         FRANKLIN BANK, NATIONAL ASSOCIATION

                                         By:
                                            ------------------------------------

                                         Its:
                                             -----------------------------------

                                         "DIRECTOR"

                                         ---------------------------------------




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